Verizon New England Inc.

EXHIBIT 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Verizon New England Inc. (the “Company”) for the quarterly period ended June 30, 2003, as filed with the Securities and Exchange Commission (the “Report”), each of the undersigned officers of the Company certifies pursuant to 18 U.S.C., Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

(1)	the Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods presented in the Report.

Dated: August 12, 2003	/s/ LAWRENCE T. BABBIO, JR.

Lawrence T. Babbio, Jr Chairman of the Board and Chief Executive Officer

Dated: August 12, 2003	/s/ JOHN F. KILLIAN

John F. Killian Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Verizon New England Inc. and will be retained by Verizon New England Inc. and furnished to the Securities and Exchange Commission or its staff upon request.